UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 March 10, 2014

EASTGATE ACQUISITIONS CORPORATION

(Exact name of registrant as specified in its charter)

                           Nevada

000-52886

           87-0639378

(State or other jurisdiction

 (Commission

  (IRS Employer

      of incorporation)

   File Number)

Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109

(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

FORM 8-K

Item  3.02   Unregistered Sales of Equity Securities.

On March 10, 2014, Eastgate Acquisitions Corporation (“Eastgate” or the ”Company”) announced  that it completed a financing of $1.1 million from the sale of 4,450,000 units to selected investors. The units were priced at $0.25 per unit and each unit consists of one share of restricted common stock and .75 five-year warrants. Each one whole warrant is exercisable into one share of common stock for a period of five years at an exercise price of $0.25 per share. The net proceeds of the financing will be used for working capital, clinical development as well as general corporate and strategic purposes.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99,1

Press Release dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastgate Acquisitions Corporation

Date:  March 12, 2014

By:     S/ ANNA GLUSKIN

Anna Gluskin, Chief Executive Officer

Exhibit 99.1

EASTGATE ACQUISITIONS ANNOUNCES COMPLETION OF PRIVATE EQUITY INVESTMENT FINANCING

SALT LAKE CITY and TORONTO, Mar. 10, 2014 /PRNewswire/ --  EastGate Acquisitions Corporation (OTCBB:  ESAQ), an emerging pharmaceutical company aimed at utilizing drug delivery innovations in the development of improved novel formulations and alternative dosage forms of existing biologically active molecules, announced today that that it has completed a financing of $1.1 million from the sale of units to selected investors at a price of $0.25 per unit.  Each unit consists of one share of restricted common stock and .75 five year warrants with an exercise price of $0.25.  The offering closed today.  The net proceeds of the financing will be used for working capital, clinical development as well as general corporate and strategic purposes.

“We are very pleased with this initial financing”, says Anna Gluskin, Chief Executive Officer of EastGate Acquisitions Corporation.  “It allows us to focus on specific clinical developments that we anticipate will meet milestones within our business plan.”  “We were impressed with the way in which The Special Equities Group at Chardan Capital recognized our short term financial needs and the timeliness within which they performed”, continued Anna Gluskin.

Chardan Capital Market, LLC acted as the Placement Agent on this transaction

About EastGate Acquisitions Corporation

EastGate Acquisitions Corporation with locations in Salt Lake City, Utah and Toronto, Canada, is a pharmaceutical company aimed at utilizing drug delivery innovations for developing of improved novel formulations and alternative dosage forms of existing biologically active molecules.   The Company's model is based on a two-tier business approach that includes development of novel pharmaceutical products and innovative dietary supplements.  Both pharmaceutical products and natural supplements are developed using highly effective contemporary technologies and demonstrated already proven usefulness in improvement of bioavailability and biological action of incorporated molecules.  The Company's product candidates address various pharmaceutical markets, including neurological disorders, such as epilepsy and panic attacks, infectious diseases and diabetes.   Our natural dietary supplements, also an integral part of our R&D program, include compositions for glucose regulations, urinary tract health improvement, enhanced vitamin delivery and skin conditions.  EastGate is working to expand its current product portfolio through targeted investments in pharmaceutical research and development.  We are working closely with clinicians and patient advocate groups worldwide to identify existing health issues where EastGate's approach will be most beneficial for patient care.   For more information, please visit the company's website at www.EastGatePharmaceuticals.com.

About Chardan Capital Markets, LLC

Chardan is an international investment bank headquartered in New York City, with offices in Los Angeles, San Francisco, Beijing and Sydney.  Chardan provides a wide array of banking and advisory serves to public and private companies and institutional investors around the world including initial Public Offering (IPOs), Private Investments in Public Equity (PIPEs), Specified Purpose Acquisition Companies (SPAC), Merger and Acquisition Advisory Services, Debt Financing, Private Equity Financing, Venture Capital Financing, Equity/Derivatives Trading, Non-Deal Road Shows, Third Party Marketing of Hedge Funds, Research and Restructuring.

Cautionary statement on forward-looking information

All statements, other than statements of historical fact, contained or incorporated by reference in this news release constitute "forward-looking information" or "forward-looking statements" within the meaning of certain securities laws, including the provisions for "safe harbour" under the United States

Private Securities Litigation Reform Act of 1995 and are based on expectations, estimates and projections as of the date of this news release.

The words "anticipates", "plans", "expects", "indicate", "intend", "scheduled", "estimates", "forecasts", "focus", "guidance", "initiative", "model", "methodology", "outlook", "potential", "projected", "pursue", "strategy", "study", "targets", or "believes", or variations of or similar such words and phrases or statements that certain actions, events or results "may", "could", "would", or "should", "might", or "way forward", "will be taken", "will occur" or "will be achieved" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by EastGate as of the date of such statements, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies. The risks, estimates, models and assumptions contained or incorporated by reference in this news release, include those identified from time to time in the reports filed by EastGate with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. EastGate undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE EASTGATE ACQUISITIONS

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